UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2006
GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95742

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
916-355-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
In July 2005, the Audit Committee of the Board of Directors of GenCorp Inc. (the “Registrant”) determined, in accordance with sound corporate governance practices, that it would issue a request for proposal with regard to the Company’s audit engagement for fiscal year 2006 (the “Audit RFP”). Ernst & Young LLP (“EY”) has audited the Registrant’s financial statements for each fiscal year in the period from December 1, 1990 through November 30, 2005, inclusive.
The Audit Committee decided to issue the Audit RFP because it wanted the opportunity to review other auditing firms as prospective independent auditors for the Registrant and to consider the benefits and detriments of changing independent auditors.
This decision to issue the Audit RFP was not related to the quality of services provided by EY. The Audit RFP was issued to several large independent registered public accounting firms, including EY, on August 15, 2005.
At a meeting held on February 7, 2006, the Audit Committee approved the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2006. At that same meeting, the Audit Committee approved the dismissal of EY effective as of February 13, 2006 (the “Auditor Change Date”).
The reports of EY on the Registrant’s financial statements for the fiscal years ended November 30, 2004 and 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of EY on internal control over financial reporting as of November 30, 2005 expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of the material weakness described below.
In connection with EY’s audits for the fiscal years ended November 30, 2004 and 2005, and the period through the Auditor Change Date, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreements in connection with its reports. In addition no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Registrant’s fiscal years ended November 30, 2004 and 2005 and the period through the Auditor Change Date, except that, as previously disclosed by the Registrant in its Annual Report on Form 10-K for the year ended November 30, 2005, EY advised the Registrant that it did not maintain effective internal control over financial reporting as of November 30, 2005 because a material weakness in the Information and Communication component of internal control exists due to: (i) insufficient processes and controls to identify, capture and accurately communicate information in sufficient detail concerning complex, non-routine transactions in a timely manner to appropriate members of the Company’s finance and accounting organization that possess the necessary skills, knowledge and authority to determine that such transactions are properly accounted for in accordance with U.S. generally accepted accounting principles, and (ii) the lack of specificity in the existing processes regarding the degree and extent of procedures that should be performed by key finance and accounting personnel in their review of accounting for complex, non-routine transactions to determine that the objective of the review has been achieved.
The subject matter of the material weakness described above was discussed with EY by the Registrant’s management and the Audit Committee of the Board of Directors of the Registrant. The Registrant has authorized EY to fully respond to the inquiries of the Registrant’s newly selected independent registered public accounting firm, PwC.
The Registrant provided EY with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that EY furnish a letter addressed to the SEC stating whether or not EY agrees with the statements noted above. A copy of the letter, dated February 13, 2006, from EY is attached as Exhibit 16.1 to this Current Report on Form 8-K.
During the Registrant’s two most recent fiscal years and the period through the Auditor Change Date, neither the Registrant nor anyone on its behalf has consulted with PwC regarding any of the matters referenced in Item 304(a)(2) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
16.1	Letter dated February 13, 2006 from Ernst & Young LLP to the United States Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.
By:	/s/ Mark A. Whitney
	Name:	Mark A. Whitney
	Title:	Vice President, Law; Deputy General Counsel and Assistant Secretary

Dated: February 13, 2006

Exhibit Index

Exhibit No.	Description
16.1	Letter dated February 13, 2006 from Ernst & Young LLP to the United States Securities and Exchange Commission.